Exhibit 99.8

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In Millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating Costs and Expenses
Operations and maintenance	—	1
Operating Loss	—	(1)

Earnings from equity investment	5	5
Income before income taxes	5	4
Income tax expense	(2)	(1)
Net Income	3	3

Other Comprehensive Income
Change in fair value of derivatives utilized for hedging purposes from equity investments (net of income tax benefit of $1 in 2014)	(2)	1
Reclassification of change in fair value of derivatives to net income from equity investments (net of income tax expense of $1 in 2014 and $1 in 2013)	2	2
Amortization of accumulated other comprehensive loss write-off (net of income tax benefit of $1 in 2014 and $1 in 2013)	(2)	(2)
Total Other Comprehensive Income	(2)	1
Comprehensive Income	$1	$4

The accompanying notes are an integral part of these financial statements.

SOUTHERN GULF LNG COMPANY, L.L.C.
BALANCE SHEETS
(In Millions)

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$—	$—
Total current assets	—	—

Investment	574	580
Total Assets	$574	$580

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$2	$3
Accrued income taxes	—	18
Total current liabilities	2	21

Long-term liabilities and deferred credits
Deferred income taxes	288	291
Total Liabilities	290	312

Member’s equity	287	269
Accumulated other comprehensive loss	(3)	(1)
Total Member’s Equity	284	268
Total Liabilities and Member’s Equity	$574	$580

The accompanying notes are an integral part of these financial statements.

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net Income	$3	$3
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(2)	(3)
Earnings from equity investments	(5)	(5)
Distributions from equity investment earnings	9	7
Changes in components of working capital:
Accounts Receivable	—	(17)
Accounts Payable	1	1
Accrued income taxes	4	4
Net Cash Provided by (Used in) Operating Activities	10	(10)

Cash Flows From Investing Activities
Contributions to equity investments	(1)	—
Repayment of notes receivable from unconsolidated affiliate	—	10
Net Cash (Used in) Provided by Investing Activities	(1)	10

Cash Flows From Financing Activities
Distributions to Parent	(9)	—
Net Cash Used in Financing Activities	(9)	—

Net Change in Cash and Cash Equivalents	—	—
Cash and Cash Equivalents, beginning of period	—	—
Cash and Cash Equivalents, end of period	$—	$—

Non-Cash Financing Activities
Settlement of income taxes with Parent	$24	$12
Settlement of affiliate receivables with Parent	—	(292)

The accompanying notes are an integral part of these financial statements.

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENTS OF MEMBER’S EQUITY
(In Millions)
(Unaudited)

Balance at December 31, 2012	$587
Net income	3
Non-cash settlement of affiliate receivables with Parent	(292)
Non-cash settlement of income taxes with Parent	12
Other comprehensive income	1
Balance at March 31, 2013	$311

Balance at December 31, 2013	$268
Net income	3
Cash distributions to Parent	(9)
Non-cash settlement of income taxes with Parent	24
Other comprehensive income	(2)
Balance at March 31, 2014	$284

The accompanying notes are an integral part of these financial statements.

SOUTHERN GULF LNG COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. General

Organization

Southern Gulf LNG Company, L.L.C. (Southern GLNG) is a limited liability company and a subsidiary of El Paso Holdco, LLC (El Paso), a wholly owned subsidiary of Kinder Morgan, Inc. (KMI). Southern GLNG owns 50% of Gulf LNG Holdings Group, LLC (Gulf Holdings), which owns and operates a liquefied natural gas (LNG) receiving, storage and regasification terminal and pipeline facilities near Pascagoula, Mississippi. When we refer to “us,” “we,” or “our,” we are describing Southern GLNG. Effective at close of business on April 30, 2014, El Paso Pipeline Partners, L.P. (EPB), an indirect subsidiary of KMI, acquired us from KMI.

Basis of Presentation

We have prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles contained in the Financial Accounting Standards Board’s Accounting Standards Codification, the single source of generally accepted accounting principles in the United States and referred to in this report as the Codification. Under such rules, we have condensed or omitted certain information and notes normally included in financial statements prepared in conformity with the Codification. We believe, however, that our disclosures are adequate to make the information presented not misleading.

The financial statements as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited. We derived the balance sheet as of December 31, 2013 from our 2013 audited balance sheet. In addition, our accompanying consolidated financial statements reflect normal adjustments that are, in the opinion of our management, necessary for a fair presentation of our financial results for the interim periods and certain amounts from prior periods have been reclassified to conform to the current presentation. Interim results are not necessarily indicative of results for a full year; accordingly, you should read these consolidated financial statements in conjunction with our audited financial statements and related notes for the year ended December 31, 2013.

We have evaluated subsequent events through June 11, 2014, the date our financial statements are available to be issued.

2. Investments in Unconsolidated Affiliates

Gulf Holdings, our equity method investment, owns and operates a liquefied natural gas (LNG) receiving, storage and regasification terminal near Pascagoula, Mississippi as well as pipeline facilities to deliver vaporized natural gas into third party pipelines for delivery into various markets around the country.

Summarized financial information related to our equity method investment is reported below (in millions; amounts represent 100% of investee financial information):

	Three Months Ended March 31,
	2014	2013
Operating results data
Operating revenues	$47	$47
Operating expenses	14	14
Income from continuing operations and net income	24	23

	March 31,	December 31,
	2014	2013
Financial position data
Current assets	$9	$8
Non-current assets	942	953
Current liabilities	74	81

Excess Investment Costs

Our equity investment in Gulf Holdings was recorded at fair value in conjunction with KMI’s acquisition of El Paso in May 2012.  This fair value differed from the underlying carrying value of our proportional share of the net assets of Gulf Holdings.  This difference is related to the value of Gulf Holdings’ long-term customer contracts partially offset by a reduction in the fair value of the terminaling property, plant and equipment. As of March 31, 2014 and December 31, 2013, the net excess investment costs were approximately $516 million and $526 million respectively. The basis difference related to the long-term contracts is being amortized on a straight-line basis over the life of the contracts through December 2030.  The basis difference related to the revaluation of the property, plant and equipment is being amortized over the life of the property, plant and equipment through December 2041. Our net amortization expense related to the net excess investment costs was approximately $10 million for each of the three months ended March 31, 2014 and 2013. There is an additional basis difference related to our proportional share of Gulf Holdings’ loss on interest rate swaps, which is being amortized over the term of the interest rate swaps. The amortization benefit of this basis difference amounted to $3 million for each of the three months ended March 31, 2014 and 2013.

3. Income Taxes

Our income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% for the following reasons (in millions, except %):

	Three Months Ended March 31,
	2014	2013
Income tax expense at the statutory federal rate of 35%	$2	$2
State deferred tax rate change	—	(1)
Income tax expense	$2	$1
Effective tax rate	40%	25%

In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our deferred income tax liability balance of approximately $300 million, pursuant to our tax sharing program with KMI with a non-cash contribution from KMI.

4. Related Party Transactions

Affiliate Agreement

Pursuant to the operation and maintenance agreement, we are responsible for operating and maintaining Gulf Holdings’ facilities as well as providing certain other commercial, administrative and other services as identified in the operating agreement. We are reimbursed by Gulf Holdings for internal, overhead and third party costs under this agreement. Reimbursement is limited to direct field related cost, a fixed operating fee and an overhead charge based on 21% of direct labor, benefits and payroll taxes. During each of the three months ended March 31, 2014 and 2013, we were reimbursed approximately $3 million under this agreement, which was recorded as an offset to “Operations and maintenance” on our Statements of Income and Comprehensive Income.

Note Receivable from Affiliate

In February 2008, we entered into a Buyers Equity agreement with Gulf Holdings for the financing of $150 million of construction costs at a fixed rate of 12%. As of December 31, 2012, we had a note receivable from Gulf Holdings of approximately $10 million which was subsequently repaid as of March 31, 2013.

Non-cash Contribution and Distributions

During the three months ended March 31, 2014 and 2013, we received non-cash contributions of $24 million and $12 million respectively from KMI, representing the settlement of current and deferred income tax liabilities as of December 31, 2013 and 2012, pursuant to the tax sharing program with KMI. We also made non-cash distributions of $292 million to KMI during the three months ended March 31, 2013 to settle affiliate receivables that were established as KMI was receiving funds on behalf of us under KMI’s centralized cash management arrangement thereby creating an affiliate receivable on our balance sheet. These funds were received primarily as a result of the repayment of the Buyers Equity agreement described above and our share of the distributions paid out by Gulf Holdings on a quarterly basis.

5. Litigation and Environmental Matters

We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against us. Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend these matters. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such contingencies based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed. We had no accruals for any outstanding legal proceedings as of March 31, 2014 and December 31, 2013.

Environmental Matters

We are subject to environmental cleanup and enforcement actions from time to time. Our operations are subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental law and regulations, risks of additional costs and liabilities are inherent in our operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies under the terms of authority of those laws, and claims for damages to property or persons resulting from operations, could result in substantial costs and liabilities to us. We had no accruals for environmental matters as of March 31, 2014 and December 31, 2013. It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters.